Exhibit 21

SUBSIDIARIES OF HEICO CORPORATION

State or Other
Name	Jurisdiction of Incorporation

HEICO Aerospace Holdings Corp.	Florida
HEICO Aerospace Corporation	Florida
Jet Avion Corporation	Florida
LPI Industries Corporation	Florida
Parts Advantage, LLC	Delaware
McClain International, Inc.	Georgia
Rogers-Dierks, Inc.	Florida
Turbine Kinetics, Inc.	Florida
ATK Acquisition Corp.	Florida
AD HEICO Acquisition Corp.	Florida
AeroDesign, Inc.	Tennessee
Battery Shop, L.L.C.	Tennessee
Aviation Facilities, Inc.	Florida
JA Engineering I Corp.	Florida
JA Engineering II Corp.	Florida
Jetavi Engineering Private Limited	India
DEC Technologies, Inc.	Florida
Meridian Industrial, Inc.	Florida
Dynatech Acquisition Corp.	Florida
HEICO Parts Group, Inc.	Florida

State or Other
Name	Jurisdiction of Incorporation

HEICO Flight Support Corp.	Florida
HEICO Repair, LLC	Florida
Aircraft Technology, Inc.	Florida
Northwings Accessories Corp.	Florida
Aviation Engineered Services Corp.	Florida
HEICO Repair Group Aerostructures, LLC	Florida
Future Aviation, Inc.	Florida
Inertial Airline Services, Inc.	Ohio
HEICO Aerospace Parts Corp.	Florida
Niacc-Avitech Technologies Inc.	Florida
Prime Air, LLC	Florida
Avisource Limited	United Kingdom
Prime Air Europe Limited	United Kingdom
Sunshine Avionics LLC	Florida
HNW Building Corp.	Florida
HNW2 Building Corp.	Florida
CSI Aerospace, Inc.	Florida
Action Research Corporation	Florida
Reinhold Holdings, Inc.	Delaware
Reinhold Industries, Inc.	Delaware
Carbon by Design Corporation	Florida
Carbon by Design LLC	California
Optical Display Engineering, Inc.	Florida
Optical Display Engineering, LLC	Florida
Thermal Structures, Inc.	California
Thermal Energy Products, Inc.	California
Jetseal, Inc.	Delaware
Seal Dynamics LLC	Florida
Seal Dynamics LLC (Singapore Branch)	Singapore
Seal Dynamics Limited	United Kingdom
Seal Q Corp.	Florida
Blue Aerospace LLC	Florida

State or Other
Name	Jurisdiction of Incorporation

HEICO International Holdings B.V.	Netherlands
Aeroworks International Holding B.V.	Netherlands
Aeroworks Europe B.V.	Netherlands
Aeroworks (Lao) Co., Ltd.	Laos
DIRI Co., Ltd.	Laos
Aeroworks Lao II Co., Ltd.	Laos
Aeroworks (Asia) Ltd.	Thailand
Aeroworks Manufacturing Services (Asia) Ltd.	Thailand
Aeroworks Composites (Asia) Ltd.	Thailand
HFSC III Corp.	Florida
Harter Aerospace, LLC	Florida
Aerospace & Commercial Technologies, LLC	Florida
Astroseal Products Mfg. Corporation	Connecticut
Astro Property, LLC	Connecticut
HFSC IV Corp.	Florida
LLP Enterprises, LLC	Florida
Air Cost Control US, LLC	Florida
Air Cost Control PTE, Ltd.	Singapore
A2C Air Cost Control SAS	France
Air Cost Control Germany GmbH	Germany
60 Sequin LLC	Connecticut
HFSC V, LLC	Florida
Decavo LLC	Oregon
HFSC VI, LLC	Florida
Accurate Metal Machining, Inc.	Ohio
HFSC VII, LLC	Florida
Rocky Mountain Hydrostatics, LLC	Colorado
Camtronics, LLC	Florida
HFSC VIII, LLC	Florida
Ridge HoldCo, LLC	Florida
Ridge Engineering, LLC	Maryland
Breidon, LLC	Maryland
The Bechdon Company, LLC	Maryland
6707 Whitestone LLC	Maryland
HFSC XI Corp.	Florida
Pioneer Industries, LLC	Delaware
HEICO Engineered Systems Corp.	Florida
34 Freedom Court, Corp.	Florida

State or Other
Name	Jurisdiction of Incorporation

Wencor Parent, Inc.	Delaware
Wencor Acquisition, Inc.	Delaware
Wencor Investment I, LLC	Delaware
Wencor Group, LLC	Delaware
ASC International, Inc.	Texas
Kitco, LLC	Utah
Wencor, LLC	Utah
Fortner Eng. & Mfg. Inc.	California
Silver Wings Aerospace, Inc.	Florida
Aviatron, Inc.	Vermont
PHS / MWA	California
Silver Fox Services, Inc.	North Carolina
Accessory Technologies Corporation	New York
Wencor Asia Pacific PTE. LTD.	Singapore
Wencor China Holding Company Limited	Hong Kong
Wencor Aviation Services Co., Ltd.	China
Aftermarket Spares & Services Ltd.	United Kingdom
Wencor, LLC (Netherlands Branch)	Netherlands
Wencor, LLC (Turkey Branch)	Turkey
Wencor, LLC (Singapore Branch)	Singapore
Wencor, LLC (Spain Branch)	Spain
Integrated Supplier Alliance, LLC	Delaware
Dixie Aerospace, LLC	Delaware
Flight Line Products, LLC	Delaware
Aftermarket Spares & Services, LLC	Delaware
Aerospace Coatings International, LLC	Delaware
Absolute Aviation Services, LLC	Delaware
Star Aero, LLC	Arizona
Soundair Repair Group, LLC	Delaware
Xtra Aerospace, LLC	Delaware
Wencor MRO, LLC	Delaware
Wencor Defense, LLC	Delaware
Wencor Defense Intermediate Holdco, LLC	Delaware
Aero-Glen International, LLC	Texas

State or Other
Name	Jurisdiction of Incorporation

HEICO Electronic Technologies Corp.	Florida
Radiant Power Corp.	Florida
Radiant-Seacom Repairs Corp.	Florida
HETC IV, LLC	Florida
Radiant Power IDC, LLC	Florida
Radiant Power PR LLC	Puerto Rico
Leader Tech, Inc.	Florida
FerriShield, Inc.	Pennsylvania
Santa Barbara Infrared, Inc.	California
IRCameras LLC	Florida
Sensor Technology Engineering, LLC	Florida
Analog Modules, Inc.	Florida
Sierra Microwave Technology, LLC	Delaware
Connectronics Corp.	Florida
Lumina Power, Inc.	Florida
26 Ward Hill Property, LLC	Florida
De-Icing Investment Holdings Corp.	Florida
HVT Group, Inc.	Delaware
Dielectric Sciences, Inc.	Massachusetts
Essex X-Ray & Medical Equipment LTD	United Kingdom
High Voltage Technology Limited	United Kingdom
Engineering Design Team, Inc.	Oregon
EMD Acquisition Corp.	Florida
EMD Technologies Incorporated	Canada
VPT, Inc.	Virginia
SI-REL, Inc.	Delaware
SST Components, Inc.	Delaware
VPT GaN, LLC	Virginia
Dukane Seacom, Inc.	Florida
AeroELT, LLC	Florida
dB Control Corp.	Florida
Paciwave, Inc.	California
Charter Engineering, Inc.	Florida
TTT-Cubed, Inc.	California
3D Acquisition Corp.	Florida

State or Other
Name	Jurisdiction of Incorporation

3D Plus SAS	France
Bernier Connect SAS	France
TRAD Tests & Radiations SAS	France
TRAD Mpt, Test & Radiations SARL	France
3D Plus U.S.A., Inc.	Delaware
Trad Tests & Radiations, Inc.	Florida
Switchcraft Holdco, Inc.	Delaware
Switchcraft, Inc.	Illinois
Conxall Corporation	Illinois
Switchcraft Far East Company, Ltd.	Republic of South Korea
Ramona Research, Inc.	California
Mastiff Design, Inc.	Florida
Lucix Corporation	California
Flight Microwave Corporation	California
Midwest Microwave Solutions, Inc.	Iowa
Robertson Fuel Systems, L.L.C.	Arizona
AeroAntenna Technology, Inc.	California
HETC I, LLC	Florida
Research Electronics International, L.L.C.	Tennessee
Specialty Silicone Products, Inc.	New York
3 McCrea Property Company, LLC	Florida
HETC II Corp.	Florida
Apex Holding Corp.	Delaware
Apex Microtechnology, Inc.	Arizona
HETC III, LLC	Florida
Solid Sealing Technology, Inc.	New York
Quell Corporation	Colorado
HETC V, LLC	Florida
TSID Holdings, LLC	Florida
Transformational Security, LLC	Maryland
Intelligent Devices, LLC	Delaware
1260041 B.C. LTD.	Canada
Connect Tech Inc.	Canada
Connect Tech Real Estate Holdings Inc.	Canada
Pyramid Semiconductor Corp.	Florida
R.H. Laboratories, Inc.	New Hampshire
Sensor Systems, Inc.	Nevada

State or Other
Name	Jurisdiction of Incorporation

8929 Fullbright Property, LLC	California
Ironwood Electronics, Inc.	Minnesota
HETC VII, LLC	Florida
Exxelia Electronic Technologies SAS	France
Exxelia International SAS	France
Exxelia SAS	France
Exxelia USA, Inc.	Delaware
Micropen Technologies Corporation	New York
Papermill Place Inc.	New York
Exxelia Maroc SA	Morocco
Exxelia Vietnam Company Limited	Vietnam
Alcon Electronics Pvt. Ltd.	India
Alcap Electronics Pvt. Ltd.	India
Exxelia Singapore PTE Ltd	Singapore
N'Ergy China	China
Exxelia Northern Europe (Sweden Branch)	Sweden
Bay Equipment Corp.	Delaware
HEICO East Corporation	Florida
16-1741 Property, Inc.	Florida